Dr Sean Seah Kok Wah

11-05 & 11-06, Tower A Ave 3,
Vertical Business Suite,
Jalan Kerinchi Bangsar South,
59200 Kuala Lumpur

Date: 31st October 2022

The Board of Directors & Management Team

SEATech Ventures Corp

Dear Sirs,

RESIGNATION AS CHIEF INVESTMENT OFFICER

I hereby serve notice of my resignation as the Chief Investment Officer of SEATech Ventures Corp with immediate effect.

Yours faithfully,